Exhibit 10.28.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1

TO

GLOBAL COMMERCIAL SERVICES OPERATING AGREEMENT

This AMENDMENT NO. 1 (“Amendment”) effective as of [DE-SPAC CLOSING DATE], 2022 (the “Amendment No. 1 Effective Date”) by and among American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York (“Amex”), GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT III B.V.”) and GBT Travel Services UK Limited, a private limited company organized under the laws of the United Kingdom (“GBT UK”) (each, individually, a “Party” and, together, the “Parties”), amends and supplements that certain Global Corporate Payments Operating Agreement by and between Amex and GBT III B.V., dated as of June 30, 2014 (as amended by this Amendment and as has been or may be further amended from time to time hereinafter, the “Agreement”).

WITNESSETH

WHEREAS, Amex and GBT III B.V. entered into the Agreement, pursuant to which Amex and GBT III B.V. have undertaken to, inter alia, collect, analyze, and use Data related to their respective Clients to improve service to such Clients and develop new products and systems and cooperate to provide an exemplary customer service experience and efficient business growth to current and future Joint Clients;

WHEREAS, in connection with a corporate restructuring, among other things, GBT III B.V. became an indirect wholly owned subsidiary of GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT Jersey”); and

WHEREAS, in connection with the consummation of the business combination and the other transactions contemplated by that certain Business Combination Agreement, dated as of December 2, 2021 (the “BCA”), by and between GBT Jersey and Apollo Strategic Growth Capital, a Cayman Islands exempted company (“Acquiror”), pursuant to which, among other things, Acquiror will migrate to Delaware and domesticate as Global Business Travel Group, Inc., a Delaware corporation, a direct parent of GBT Jersey and an indirect parent of GBT UK (“GBT Pubco”), Amex and GBT III B.V., in accordance with Section 9.02 of the Agreement, desire to amend the Agreement as set forth herein to reflect certain understandings.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.            Assignment and Assumption. Effective as of the Amendment No. 1 Effective Date, (a) GBT III B.V. hereby assigns to GBT UK all of its rights, duties and obligations under the Agreement, and (b) GBT UK hereby assumes all rights and agrees to perform all duties and obligations of GBT III B.V. under the Agreement whether arising or accruing prior to or from and after the Amendment No. 1 Effective Date. Amex hereby consents to the assignment and assumption set forth in this Section 1.

2.             Amendment to Preamble. The Preamble of the Agreement is hereby amended and restated as follows:

“This GLOBAL COMMERCIAL SERVICES OPERATING AGREEMENT, dated as of June 30, 2014 (the “Effective Date”), is entered into by American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York (“Amex”) and GBT Holdco (each a “Party” and collectively the “Parties”). Capitalized terms used in this Agreement have the respective meanings assigned to them in Section 1.01.”

3.             Amendments to Recitals.

(a)	The first recital of the Agreement is hereby amended and restated as follows:

“WHEREAS, GBT Holdco, by itself and through its Affiliates, is currently engaged in the Business (as defined in the Trademark License Agreement (as defined in Section 1.01 below)), and Amex, by itself and through its Affiliates, is currently engaged in the GCS Business;”

(b)	The second recital of the Agreement is hereby amended and restated as follows:

“WHEREAS, Amex and GBT III B.V. entered into certain transaction agreements, including that certain Share Purchase Agreement by and among Amex, GBT III B.V., and Juweel Investors Limited, a limited company organized under the laws of the Cayman Islands (“Juweel”), dated as of March 14, 2014 (the “Share Purchase Agreement”), that certain Initial Shareholders Agreement by and among GBT III B.V., American Express Travel Holdings Netherlands Coöperatief U.A, a cooperative organized under the laws of the Netherlands, and Juweel Investors Coöperatief U.A., a cooperative organized under the laws of the Netherlands; and other Related Agreements (as defined below), pursuant to which Amex transferred and GBT III B.V. assumed certain assets and liabilities comprising the GBT Business, and pursuant to which Amex and GBT III B.V. agreed to terms and conditions regarding Amex’s ownership and management of GBT III B.V., in each case subject to the terms and conditions thereof;”

(c)	The fifth recital of the Agreement is hereby deleted in its entirety.

4.             Amendments to Definitions.

(a)	Section 1.01 of the Agreement is hereby amended by deleting each of the corresponding definitions in its entirety and restating it with the following defined terms:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, including its Subsidiaries; provided, however, that, for purposes of this Agreement, (i) (A) Amex and its Affiliates shall not be deemed to be Affiliates of GBT Pubco or any of its Subsidiaries and (B) no other Person, or its direct and indirect equity holders, or any of their respective Affiliates, that is a public shareholder of GBT Pubco, shall be deemed to be an Affiliate of GBT Pubco or any of its Subsidiaries solely due to its share ownership in GBT Pubco, (ii) GBT Pubco and each of its Subsidiaries shall not be deemed to be an Affiliate of Amex or any of its Affiliates or any other Person described in clause (i) above, and (iii) for the avoidance of doubt, GBT Pubco and its Subsidiaries shall be deemed to be Affiliates of GBT UK and its Subsidiaries. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.”

“Agreement” means this Global Commercial Services Operating Agreement, including all Articles, Sections, Exhibits and Schedules hereto.

“Amex Competitor” means (i) any Person [***], and (ii) any Person listed on Schedule IV attached hereto, as may be amended from time to time pursuant to Section 5(c) below.

“GBT Holdco” means (i) with respect to periods prior to the Amendment No. 1 Effective Date, GBT III B.V., and (ii) with respect to periods from and after the Amendment No. 1 Effective Date, GBT UK.

“Shareholders Agreement” means (i) with respect to periods prior to December 10, 2019, the Shareholders Agreement by and among GBT III B.V., American Express Travel Holdings Netherlands Coöperatief U.A. and Juweel Investors Coöperatief U.A., dated as of June 30, 2014 (the “Initial Shareholders Agreement”), (ii) with respect to periods from December 10, 2019 through March 14, 2021, the Shareholders Agreement by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors Coöperatief U.A., dated as of December 10, 2019, (iii) with respect to periods from March 15, 2021 through October 30, 2021, the Shareholders Agreement by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors Limited, dated as of March 15, 2021; and (iv) with respect to periods from and after November 1, 2021, the Shareholders Agreement by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors Limited, dated as of November 1, 2021; and (v) with respect to periods from and after [DE-SPAC CLOSING DATE], 2022, the Shareholders Agreement by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC, dated as of [DE-SPAC CLOSING DATE], 2022.

“Trademark License Agreement” means that certain Amended & Restated Trademark License Agreement, dated as of [DE-SPAC CLOSING DATE], by and among Amex, GBT UK, and, (i) solely for purposes of Section 1.2 therein, GBT Jersey, (ii) solely for purposes of Sections 1.3 and 3.1(c)(i) therein, GBT US LLC, (iii) solely for purposes of Sections 1.3, 2.1(c)(i) and 13.4 therein, GBT Pubco, and (iv) solely for purposes of Section 1.3 therein, GBT III B.V.

(b)	Section 1.01 of the Agreement is hereby amended by inserting the following new definitions in the corresponding alphabetical order:

“Amended and Restated LRSA” has the meaning ascribed to it in Section 2.05.

“Amendment No. 1 Effective Date” means [DE-SPAC CLOSING DATE], 2022.

“Amex Group” means American Express Company and its Affiliates, other than any entity in GBT Group or any Person in which Amex Group controls 50% or less of such Person by vote and does not, directly or indirectly, have the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided that Amex Group shall exclude Express (Hangzhou) Technology Services Company Limited, a joint venture organized in the People’s Republic of China for network clearing and settlement.

“Amex Membership Rewards Program” means the programs developed by Amex, under which individual Card Members or corporations who are enrolled in the Membership Rewards® or Corporate Membership Rewards® program earn points for charges made on eligible, enrolled Cards (as defined below) and as Amex may otherwise determine, and enrollees may redeem such points for various rewards offered through such programs.

“Business” has the meaning set forth in the Trademark License Agreement.

“Business Entities” means any business entities (whether for-profit, not-for-profit or non-profit), governments, government agencies, government organizations or other entities.

“Covered Services” means (x) any services of the Business other than Other Business Travel Services and (y) any Covered Other Services.

“Covered Other Services” means any other services related to business travel that are listed on Schedule E hereto, as may be amended from time to time pursuant to Section 2.08(e)(i)(C) hereof.

“Designated Amex Competitor” means any company listed on Schedule VII.

“Designated Company” means any company which (x) is an [***] or (y) provides [***].

“Designated Services” means [***] Services or [***].

“Eligible Prospect” means, (i) with respect to GBT Group’s lead share obligations to Amex Group hereunder, a Person that (x) GBT Group has reasonably identified as a candidate for a Payment Product and (y) is qualified as a candidate due to having inquired about or otherwise expressed interest, whether solicited or unsolicited, in any Payment Product or consented to being contacted by representatives of the Amex Group, and (ii) with respect to Amex Group’s lead share obligations to GBT Group hereunder, a Person that (x) Amex Group has reasonably identified as a candidate for a Covered Service and (y) is qualified as a candidate due to having inquired about or otherwise expressed interest whether solicited or unsolicited, in any Covered Service or consented to being contacted by representatives of the GBT Group.

“Executive Partnership Forum” means a committee consisting of at least four (4) representatives of each Party, including (a) with respect to representatives of Amex, an Executive Vice President, in addition to Vice President or more senior individuals from the GCS Business product, client and partnership organizations, and (b) with respect to representatives of GBT Holdco, individuals of substantially similar seniority and responsibilities to the individuals described in the foregoing clause (a). The initial members of the Executive Partnership Forum shall be set forth on Schedule II and each Party may update its representatives at any time by email notice to the other Party.

“[***] Company” means a provider of [***] Services.

“[***] Services” means [***] products, services or solutions.

“GBT Competitor” means any [***] provider, and such other competitors agreed by Amex and GBT Holdco.

“GBT Designated Competitor List” has the meaning ascribed to it in Section 2.08(e)(ii)(A)(i).

“GBT Group” means GBT Pubco and its Affiliates, other than (x) any entity in Amex Group or (y) any Person in which GBT Group controls 50% or less of such Person by vote and does not, directly or indirectly, have the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“GBT Pubco” means Global Business Travel Group, Inc., a Delaware corporation.

“GBT UK” means GBT Travel Services UK Limited, a private limited company organized under the laws of the United Kingdom.

“GCS Business” means the Global Corporate Payments’ or Global Commercial Services’ global corporate payments business of the Amex Group. For the avoidance of doubt, the renaming or rebranding of the GCS Business, or the expansion of the GCS Business beyond corporate payments, shall not affect the parties’ rights or obligations hereunder.

“Initial Shareholders Agreement” has the meaning ascribed to it in the definition of “Shareholders Agreement”.

“M&E Booking Services” means the M&E Business (as defined in the Trademark License Agreement) other than [***] Services.

“[***] Services” means a [***] platform for [***] that, other than with respect to any company listed on Section (C) of Schedule V as of the Amendment No. 1 Effective Date, does not include any other [***].

“[***]” means any [***] provider.

“Other Business Travel Services” has the meaning set forth in the Trademark License Agreement. For the avoidance of doubt, [***] Services shall be deemed Other Business Travel Services.

“Payment Products” means payment products, services or solutions (including corporate credit cards); provided, for the avoidance of doubt, that [***] Services are not Payment Products.

“Potential Client” means any Person that is reasonably likely to become a Client.

“Restricted Designated Company Offeror” has the meaning ascribed to it in Section 2.08(e)(ii)(B)(ii).

“Restricted [***] Offeror” has the meaning ascribed to it in Section 2.08(e)(ii)(A)(iv).

“Termination Fee” has the meaning ascribed to it in Section 2.08(b).

“Territory” means, (i) with respect to GBT Group’s lead share obligations to Amex Group hereunder, any country where Amex Group provides Payment Products, and (ii) with respect to Amex Group’s lead share obligations to GBT Group hereunder, any country where GBT Group provides Covered Services.

“[***]” means any online, digital or offline [***].

(c)	The defined term “GCP Business” shall be deleted in its entirety and any references to the “GCP Business” in the Agreement (including any amendments or documents ancillary thereto) shall instead be deemed to refer to the “GCS Business”.

(d)	The defined term “GCP Corporate Membership Rewards” shall be deleted in its entirety and any references to the “GCP Corporate Membership Rewards” in the Agreement (including any amendments or documents ancillary thereto) shall instead be deemed to refer to the “Amex Membership Rewards Program”.

5.             Amendments to Schedules.

(a)	Schedule A attached hereto shall be inserted as Schedule II to the Agreement.

(b)	Schedule B attached hereto shall be inserted as Schedule III to the Agreement.

(c)	Schedule C attached hereto shall be inserted as Schedule IV to the Agreement. Not more than once every twelve (12) calendar month period, upon thirty (30) days’ prior written notice to (i) GBT Holdco, Amex may request to modify Schedule IV by providing written notice thereof to GBT Holdco setting forth the names of any Persons that [***], and (ii) Amex, GBT Holdco (if GBT Holdco has a good faith belief that a Person does not qualify for inclusion on Schedule IV) may request deletion of any Person from Schedule IV by providing written notice thereof to Amex. The requesting Party’s notice shall state why the requesting Party believes such Person should be added or removed from Schedule IV, as applicable, and include such information reasonably necessary for the Parties to make a determination as to whether such Person is, or is not, [***]. If the Parties shall fail to mutually agree to the addition or removal of any such Person within thirty (30) days from receipt by a Party of the applicable notice, the matter shall be escalated to the Executive Partnership Forum and the members of the Executive Partnership Forum shall discuss in good faith as to whether such Person should be added or removed from Schedule IV, as applicable. If no such written agreement by the Executive Partnership Forum is timely made, the matter shall be immediately referred to the Chief Executive Officer of Amex Group and the Chief Executive Officer of GBT Group for final resolution. At any time upon written notice to GBT Holdco, Amex may also delete from Schedule IV the name of any Person. If any Person listed on Schedule IV is acquired by or merges with any other Person, engages in a reorganization, spinoff or sale of all or part of its [***], Schedule IV shall automatically be deemed to be modified to reflect such transaction.

(d)	Schedule D attached hereto shall be inserted as Schedule V to the Agreement.

(e)	Schedule E attached hereto shall be inserted as Schedule VI to the Agreement.

(f)	Schedule F attached hereto shall be inserted as Schedule VII to the Agreement.

(g)	Schedule G attached hereto shall be inserted as Schedule VIII to the Agreement. A Party may request to modify Schedule VIII by providing written notice thereof to the other Party outlining the proposed changes to the countries included in Schedule VIII. The requesting Party’s notice shall state why the requesting Party believes such change should made, as applicable, and include such information reasonably necessary for the Parties to make a determination. If the Parties shall fail to mutually agree to the proposed change within thirty (30) days from receipt by a Party of the applicable notice, the matter shall be escalated to the Executive Partnership Forum and the members of the Executive Partnership Forum shall discuss in good faith as to whether such change to Schedule VIII should be made. If no such agreement by the Executive Partnership Forum is timely made, the matter shall be immediately referred to the Chief Executive Officer of Amex Group and the Chief Executive Officer of GBT Group for final resolution.

6.             Amendments to Section 1.02.

(a)	Section 1.02 of the Agreement is hereby amended and restated in its entirety as follows:

“Construction. As used herein, (a) all references to the plural number shall include the singular number (and vice versa); (b) all references to the masculine gender shall include the feminine gender (and vice versa); (c) the words “include” and “including” shall mean include or including without limiting the generality of the description preceding such term and are used in an illustrative sense and not a limiting sense; (d) all references to “herein” or like words shall refer to this Agreement; (e) all references to an agreement shall be deemed to be a reference to such agreement, as amended, restated, modified and supplemented; (f) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if” and (g) the word “or” is used in the inclusive sense of “and/or”. Section headings are for convenience only and are not to be construed as part of this Agreement. Unless the context of this Agreement requires otherwise, “will” and “will not” are expressions of command, not merely expressions of future intent or expectation.”

7.	Amendments to Section 2.01.

(a)	Section 2.01(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) GBT Holdco’s Use of Data Provided by Amex Group. With respect to any Data provided by Amex Group to GBT Holdco or designated members of the GBT Group, GBT Holdco or such designees shall, subject to Applicable Laws and Article V herein, and the terms of the Data Sharing Plan, have the right to use any and all Data provided to GBT Holdco or such designees by Amex Group for any and all purposes, in GBT Holdco’s reasonable discretion, including Client reporting, internal reporting, consulting, process automation, marketing analytics and business performance reporting. GBT Holdco and such designees shall have the right to use Data provided by Amex Group for up to five (5) years following the expiration or termination of this Agreement or the Data Sharing Plan, whichever is later, and to further retain such Data for such period as required under GBT Holdco’s then-current record retention policies, in each case subject to Applicable Law and Client contractual obligations.”

(b)	Section 2.01(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) Amex’s Use of Data Provided by GBT Group. With respect to any Data provided by GBT Group to Amex or designated members of the Amex Group, Amex or such designees shall, subject to Applicable Laws, Article V herein, and the terms of the Data Sharing Plan, have the right to use any and all Data provided to the Amex or such designees by GBT Group for any and all purposes, in Amex’s reasonable discretion, including Client reporting, internal reporting, consulting, process automation, marketing analytics and business performance reporting. Amex and such designees shall have the right to use Data provided by GBT Group for up to five (5) years following the expiration or termination of this Agreement or the Data Sharing Plan, whichever is later, and to further retain such Data for such period of time as required under Amex’s then-current record retention policies, in each case subject to Applicable law and Client contractual obligations.”

8.             [RESERVED]

9.             Amendments to Sections 2.04 and 2.06. Each of Section 2.04 and Section 2.06 of the Agreement is hereby amended and restated in its entirety as follows:

“Intentionally Omitted.”

10.           Amendments to Section 2.05. Section 2.05 of the Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.05.  Lead Referral Services Agreement. In furtherance of the execution of this Amendment, within sixty (60) days of the Amendment No. 1 Effective Date the Parties will execute an amended and restated lead referral services agreement consistent with the terms of this Amendment (the “Amended and Restated LRSA”) including, without limitation, the terms set forth in Section 2.12(c) hereto. All leads shared between Amex Group and GBT Group pursuant to this Article II shall be subject to the terms of the Amended and Restated LRSA. Notwithstanding the foregoing, in the event of any inconsistency between the terms of the LRSA or the Amended and Restated LRSA and the terms of this Agreement, as amended, the terms of this Agreement, as so amended, shall govern.”

11.	Amendments to Section 2.08. Section 2.08 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) (1) GBT Holdco agrees that: (i) Payment Products offered by Amex Group through the GCS Business shall be the sole and exclusive Payment Products offered, promoted and marketed by the GBT Group to any Client or any Potential Client, including, for the avoidance of doubt, through any pilot or similar test program; (ii) for each applicable country or jurisdiction in which Amex Group offers Payment Products, they shall be the sole and exclusive Payment Products made available by the GBT Group to their respective full and part time employees; and (iii) for the avoidance of doubt, the exclusivity obligations of the GBT Group in respect of the Payment Products set forth in Section 2.08(a)(1)(i)-(ii) shall apply in all cases with respect to Payment Products delivered in connection with the provision of Designated Services directly or indirectly as illustrated by Section 2.08(a)(2). GBT Holdco further agrees that (x) GBT Group will use Payment Products offered by Amex as the default and/or first payment option when a Client and its personnel use or otherwise select a payment method and (y) in circumstances where a Client is not offered a default and/or first payment option (including in the context of online, mobile or offline communications), GBT Group will endeavor to implement procedures which have the same intended outcome of Amex being the default and/or first payment method.

(a) (2) The following non-exhaustive examples are included solely for purposes of illustrating the intent of the Parties with respect to Section 2.08(a)(1) above: (w) if GBT Group offers, markets or promotes to its Clients travel services of a travel supplier, and such travel supplier makes non-Amex Payment Products available to its customers (including, without limitation, GBT Clients) in connection with such travel supplier’s services, GBT Group would not be in breach of Section 2.08(a)(1) as a result thereof; (x) if GBT Group offers, markets or promotes to its Clients transportation services of an airline, and such airline has a co-brand card relationship with an Amex Competitor which co-brand card relationship is marketed by such airline and/or such Amex Competitor but which co-brand card relationship is not offered, promoted or marketed by GBT Group, the marketing by the airline and/or such Amex Competitor shall not be imputed to GBT Group and the marketing of such transportation services by GBT Group would not constitute a breach of Section 2.08(a)(1); (y) if GBT Group enters into an agreement or relationship with a hotel, pursuant to which GBT offers, promotes or markets to (or agrees to permit such hotel to offer, promote or market to) GBT Group’s Clients such hotel’s co-branded card with an Amex Competitor, GBT would be in breach of Section 2.08(a)(1) as a result thereof; and (z) if GBT Group enters into an agreement with an [***] Company, pursuant to which GBT Group agrees to introduce Clients of GBT Group to such company for such company to offer, promote or market non-Amex Payment Products to such Clients, GBT would be in breach of Section 2.08(a)(1)(iii) as a result thereof.

(b) Early Termination Process. The obligations set forth in Section 2.08(a) shall be applied to Persons or businesses (including any subsidiaries or affiliates thereof, each, a “Target”) acquired by GBT Group following the Amendment No.1 Effective Date pursuant to a merger, stock or asset purchase, tender offer or other similar business combination transaction (collectively hereinafter referred to as an “acquisition”), as set forth in this Section 2.08(b). As promptly as reasonably practicable following consummation of any acquisition by GBT Group of any Target, GBT Holdco shall, to the extent permitted under Applicable Laws, cause such Target to use reasonable best efforts to comply with Section 2.08(a); provided, that no such Target shall be required to breach any of its contractual obligations in effect as of the consummation of such acquisition to the extent prohibiting it from complying with the foregoing obligations (and GBT Group shall not be deemed in breach of the applicable restrictions in Section 2.08(a) with respect to such Target during the pendency of such contractual obligations); provided, further, that (w) GBT Holdco shall not, and shall cause its Affiliates (including such Target from and after consummation of such acquisition) not to, renew (or permit the autorenewal of) or extend any such contractual obligation, (x) GBT Holdco shall terminate or cause to be terminated such contractual obligation as soon as permitted by the terms of the contract providing for such obligation, (y) GBT Holdco shall cause such Target not to expand the scope of any such contractual obligation beyond the scope in effect as of the date of the consummation of such acquisition and (z) during the period between the execution of the definitive agreement with respect to such acquisition and consummation of such acquisition, GBT Holdco shall not, and shall cause its Affiliates not to, direct or permit (to the extent GBT Holdco’s or its Affiliates’ consent is required for such action to be taken pursuant to such definitive agreement) such Target to enter into, extend or renew (or permit the autorenewal of) any contractual obligation that would prevent such Target (or any of its Affiliates that will remain Affiliates upon consummation of such acquisition) from complying with the terms of Section 2.08(a) following the consummation of such acquisition. Notwithstanding anything in the foregoing sentence to the contrary, if Amex requests that GBT Holdco or its Affiliates, following consummation of such acquisition, cause any Target (and its Affiliates) to terminate an agreement that is inconsistent with Section 2.08(a) prior to the end of the term of such agreement, GBT Holdco shall provide to Amex reasonable detail setting forth the amount such Target (or any of its Affiliates) would be required to pay the applicable counterparty pursuant to the terms of such agreement to exit such agreement prior to the end of the term, and (ii) to the extent any such agreement does not include an early termination right (with or without payment) for such Target (or any of its Affiliates), Amex and GBT Holdco shall discuss in good faith [***]. If Amex, in its sole discretion, agrees to pay or reimburse GBT Group the Termination Fee, and the applicable counterparty agrees to mutually terminate such agreement, the parties shall document the same in a writing signed by authorized officers of each of Amex and GBT Holdco (or its Affiliates, as applicable), GBT Holdco or its Affiliates shall cause such acquired entity to exit such agreement on such terms, and GBT Holdco or its Affiliates and such Target (or any of its Affiliates) to exit such agreement shall have a reasonable period of time thereafter to comply with Section 2.08(a). As used herein “consummation” means completion or “closing” of an acquisition in accordance with the terms of the associated acquisition documents.

(c) Intentionally Omitted.

(d) For the avoidance of doubt, nothing in this Agreement shall restrict: (i) GBT Group from accepting payments from other payment solution providers (in addition to accepting payments from Amex Group), including Amex Competitors, or (ii) from developing technical integration of products that support payments made via other payment solution providers, provided, however, that in the event of any such technical integration, Amex Group shall have the right to integrate similar products. If a Client of GBT Group makes an unsolicited request to GBT Group to use only the products of non-Amex payment providers, including those of an Amex Competitor in a manner that is inconsistent with the requirements of Section 2.08(a), GBT Holdco shall be permitted to comply with the terms of that specific request for such Client.

(e) (i) Lead Sharing and Promotion/Marketing of Designated Services:

(A) GBT Group shall provide leads for, and facilitate the introduction of, Eligible Prospects exclusively to Amex Group. As of the Amendment No. 1 Effective Date, GBT Group’s lead sharing program with Amex Group shall include the countries listed on Schedule VIII hereto in accordance with the terms of Schedule VIII and the Amended and Restated LRSA. In no event shall GBT Group refer any such Eligible Prospect to (x) any other provider of Payment Products, including any Amex Competitor or (y) any provider of Designated Services. In no event shall GBT Group provide a lead of an Eligible Prospect to any Amex Competitor.

(B) Amex Group shall provide leads for, and facilitate the introduction of. Eligible Prospects exclusively to GBT Group. As of the Amendment No. 1 Effective Date, Amex Group’s lead sharing program with GBT Group shall include the countries listed on Schedule VIII hereto in accordance with the terms of Schedule VIII and the Amended and Restated LRSA. In no event shall Amex Group refer any Eligible Prospect to (x) any other provider of Covered Services, including any GBT Competitor or (y) any provider of Designated Services. In no event shall Amex Group provide a lead of an Eligible Prospect to any GBT Competitor.

(C) Covered Other Services:

(I) GBT Holdco may propose to the Executive Partnership Forum that any GBT Group product or service that GBT reasonably believes constitutes an Other Business Travel Service be added as a Covered Other Service. Such proposal shall be made pursuant to a notice delivered to the Executive Partnership Forum at least 30 business days in advance of the next quarterly meeting with sufficient information for the Executive Partnership Forum members to evaluate the proposal and GBT Holdco shall promptly answer any questions from the Executive Partnership Forum in connection therewith. Amex may object to such request if Amex in good faith believes one or more of the following criteria are met: (i) such product or service does not reasonably constitute an Other Business Travel Service; (ii) such product or service is substantially similar to any product or service owned, operated or offered by Amex Group (other than any third-party product, service or solution); provided, however, that Amex Group shall not be precluded from asserting this clause (ii) if adding such proposed Other Business Travel Service as a Covered Other Service would cause Amex Group to breach any existing agreements with Persons in effect as of the date of such notice and Amex Group shall not be required to breach or, other than with respect to GBT Competitors, terminate any existing agreements with such Persons in effect as of the date of such notice; provided further, however, that Amex Group shall terminate or cause to be terminated any existing agreement with a GBT Competitor in effect as of the date of such notice as soon as permitted by the terms of such agreement; or (iii) such product or service would require substantial modifications or costs with respect to Amex Group’s sales and marketing program under the Amended and Restated LRSA with respect to the Covered Services. If no such objection is made by Amex, such product or service shall be deemed to be a Covered Other Service and Schedule VI(a) hereto shall be amended to add such product or service as a Covered Other Service.

(II) GBT Holdco may from time to time also propose that any product or service offered by GBT Group outside of the Business be added as a Covered Other Service by delivering notice of such request to the Executive Partnership Forum at least 10 business days in advance of its next quarterly meeting. GBT Holdco shall promptly answer any questions from the Executive Partnership Forum in advance of the meeting. The Executive Partnership Forum shall consider such request in good faith, taking into account whether: (i) such product or service is substantially similar to any product or service owned, operated or offered by Amex Group (other than any third-party product, service or solution); provided, however, that Amex Group shall not be precluded from asserting this clause (i) if adding such proposed product or service as a Covered Other Service would cause Amex Group to breach any existing agreements with Persons in effect as of the date of such notice and Amex Group shall not be required to breach or, other than with respect to GBT Competitors, terminate any existing agreements with such Persons in effect as of the date of such notice; provided further, however, that Amex Group shall terminate or cause to be terminated any existing agreement with a GBT Competitor in effect as of the date of such notice as soon as permitted by the terms of such agreement; or (ii) such product or service would require substantial modifications or costs with respect to Amex Group’s sales and marketing program under the Amended and Restated LRSA with respect to the Covered Services. If the Amex Group and GBT Group representatives on the Executive Partnership Forum mutually agree that such product or services shall be added as a Covered Other Service, the Parties shall amend Schedule VI(b) to add such product or service as a Covered Other Service.

(ii) Designated Services: The Parties acknowledge that due to the unique nature of the Designated Services which by their nature are ancillary to both business travel and payments, the Parties have included the following provisions in this Agreement to clarify the requirements with respect to Designated Services. With respect to Designated Services:

(A) (i) Amex Group shall not share Designated Services leads with those [***] platform, product, service or solution in each case listed on Schedule V(A) (as may be amended from time to time as set forth in this Section 2.08(e)(ii)(A), the “GBT Designated Competitor List”). Except as set forth in Section 2.08(e)(ii)(A)(ii) or Section 2.08(e)(ii)(A)(iii) below, the GBT Designated Competitor List may be updated each calendar quarter by GBT Holdco at the applicable meeting of the Executive Partnership Forum GBT may add to the GBT Designated Competitor List any Designated Company (x) with which Amex Group has no commercial relationship for lead sharing related to Designated Services and (y) that develops or acquires any proprietary [***] platform, product, service or solution. If GBT seeks to update the GBT Designated Competitor List at any such meeting, GBT shall deliver to Amex written notice of such proposed update at least thirty (30) business days in advance of such meeting, confirming the requirements of clauses (x) and (y).

(ii) Subject to Section 2.08(e)(ii)(A)(iv), Amex Group may share Designated Services leads with those certain Persons listed on Schedule V(B) that in each case [***] platform, product, service or solution and with which Amex Group has a relationship. Notwithstanding anything to the contrary in this Agreement but subject to Section 2.08(e)(ii)(A)(iv), (x) such Persons listed on Schedule V(B) shall not at any time be added to the GBT Designated Competitor List, and (y) Amex shall not be required to breach or terminate, and shall be permitted to renew, any existing agreements with such Persons in effect as of the Amendment No. 1 Effective Date.

(iii) Subject to Section 2.08(e)(ii)(A)(iv), Amex Group may share Designated Services leads with any Designated Company that (x) is not and is not owned or controlled by a GBT Competitor and (y) is not known by Amex, following reasonable due diligence (including, without limitation, directly asking the applicable Designated Company whether it [***] platform, product, service or solution), to [***] platform, product, service or solution at the time Amex Group, as applicable, enters into a commercial agreement for lead sharing related to Designated Services with such Designated Company, even if such Designated Company at a later date acquires or develops any [***] platform, product, service or solution. Notwithstanding anything to the contrary in this Agreement but subject to Section 2.08(e)(ii)(A)(iv), (x) such Designated Companies shall not at any time be added to the GBT Designated Competitor List and (y) the applicable Amex Group entity shall not be required to breach or terminate, and shall be permitted to renew, any such agreements with such Designated Companies.

(iv) If, from and after the Amendment No. 1 Effective Date, Amex Group seeks to (1) renew (or permit auto-renewal of) or enter into a new contract with any entity referred to in Section 2.08(e)(ii)(A)(ii) or Section 2.08(e)(ii)(A)(iii) or (2) enter into a new contract with a Designated Company not referred to in clause (1) that offers any [***] (any such Person in clauses (1) or (2) above, a “Restricted [***] Offeror”), Amex shall: (w) provide GBT with prior notice thereof that such Designated Company is a Restricted [***] Offeror; provided, however, that with respect to any new Restricted [***] Offeror (i.e., not an existing Amex Group counterparty), Amex shall provide such notice promptly upon becoming aware that such counterparty is a Restricted [***] Offeror following reasonable due diligence (including, without limitation, directly asking the applicable Designated Company whether it owns any non-proprietary [***] platform, product, service or solution); (x) use reasonable best efforts to include GBT Holdco in partnership discussions between Amex (or such Amex Group entity engaging in partnership discussions) and such Restricted [***] Offeror; and (y) reasonably cooperate with GBT Holdco and each of GBT Holdco and Amex Group shall use commercially reasonable efforts to negotiate that such Restricted [***] Offeror use GBT Group as its [***]. Regardless of whether GBT Group becomes the [***] provider for such Restricted [***] Offeror, if, from and after the Amendment No. 1 Effective Date, Amex Group executes a new or renewed agreement that includes lead sharing (including permitting auto-renewal thereof), as applicable, with such Restricted [***] Offeror which requires such Restricted [***] Offeror not to offer, promote or market any [***] platform, product, service or solution of Amex Competitors to any Amex Group customers introduced by Amex to such Restricted [***] Offeror pursuant thereto, Amex shall, as of the effective date of such new or renewed agreement (including auto-renewal thereof), contractually require such Restricted [***] Offeror not to offer, promote or market any [***] platform, product, service or solution to such Amex Group customers introduced by Amex Group to such Restricted [***] Offeror pursuant to such agreement. Additionally, with respect to any Designated Company described in Section 2.08(e)(ii)(A)(ii) or Section 2.08(e)(ii)(A)(iii), if the applicable agreement that includes lead sharing between Amex Group and such Designated Company existing as of Amendment No. 1 Effective Date requires such Designated Company not to offer, promote or market any platform, product, service or solution of [***] introduced by Amex Group to such Designated Company pursuant thereto, Amex Group shall use commercially reasonable efforts to modify such existing agreement that includes lead sharing to require such Designated Company not to offer, promote or market any [***] platform, product, service or solution to such [***] introduced by Amex Group to such Designated Company pursuant such agreement that includes lead sharing. For the avoidance of doubt, any agreement that includes lead sharing between Amex and a Designated Company or Restricted [***] Offeror modified pursuant to this Agreement may permit such Designated Company or Restricted [***] Offeror to implement a [***] platform, product, service or solution for any customers introduced thereto by Amex only if expressly requested by such customer.

(v) (A) If Amex Group offers, promotes or markets any Designated Services of a Designated Company and such Designated Company merges with, is acquired by or otherwise engages in a business combination transaction with a GBT Competitor (the resulting entity, an “Acquired GBT Competitor Designated Company”), subject to the terms of this Section 2.08(e)(ii)(A)(v)(A) and Section 2.08(e)(ii)(A)(v)(C) below, Amex Group shall wind down such efforts and cease offering, promoting and marketing such Designated Services as soon as reasonably practicable after the closing date of such merger, acquisition or transaction; provided, however, that in no event shall Amex Group be required to breach any existing contract or agreement in effect as of the closing of such merger, acquisition or other business combination transaction. Notwithstanding the foregoing, Amex Group may continue offering certain leading Designated Services of an Acquired GBT Competitor Designated Entity from and after the closing of such merger, acquisition or transaction if: (w) Amex reasonably determines in good faith that the failure to offer such Designated Services would materially adversely impact the GCS Business’s existing client relationships or the GCS Business’s ability to compete for Payment Products and expense business, (x) Amex provides written notice to the Executive Partnership Forum within a reasonable period of time after becoming aware of such proposed merger, acquisition or transaction between a GBT Competitor and such Designated Company, and in any event at least forty-five (45) days of Amex acquiring knowledge of the closing of such proposed merger, acquisition or transaction; and (y) Amex Group complies with the terms and conditions mutually agreed by the Executive Partnership Forum pursuant to Section 2.08(e)(ii)(A)(v)(C) below under which Amex Group may continue offering such Designated Services offered by such Acquired GBT Competitor Designated Entity hereto following such closing; provided, however, that the Executive Partnership Forum shall not impose unreasonable terms and conditions related to offering such Designated Services or otherwise prohibit Amex Group from offering such Designated Services.

(B) Subject to the terms of this Section 2.08(e)(ii)(A)(v)(B) and Section 2.08(e)(ii)(A)(v)(C) below, Amex Group may not offer, promote or market any Designated Services of any GBT Competitor, including, for the avoidance of doubt, through any pilot or similar test program. Notwithstanding the foregoing, if a GBT Competitor develops a leading Designated Services product, Amex Group may offer such Designated Services of such GBT Competitor if: (w) Amex reasonably determines in good faith that the failure to offer such Designated Services would materially adversely impact the GCS Business’s existing client relationships or the GCS Business’s ability to compete for Payment Products and expense business, (x) Amex provides written notice to the Executive Partnership Forum within a reasonable period of time after making the determination set forth in the preceding clause (w); and (y) Amex Group complies with the terms and conditions mutually agreed by the Executive Partnership Forum pursuant to Section 2.08(e)(ii)(A)(v)(C) below under which Amex Group may offer such Designated Services offered by such GBT Competitor; provided, however, that the Executive Partnership Forum shall not impose unreasonable terms and conditions related to offering such Designated Services or otherwise prohibit Amex Group from offering such Designated Services.

(C) Upon receiving the notice set forth in clause Section 2.08(e)(ii)(A)(v)(A)(x) or Section 2.08(e)(ii)(A)(v)(B)(x) above, the Executive Partnership Forum shall align on reasonable and appropriate terms pursuant to which Amex Group may offer the Designated Services of such Acquired GBT Competitor Designated Company or GBT Competitor, as the case may be, including, but not limited to: (y) amending any lead sharing contracts between Amex Group and such Acquired GBT Competitor Designated Company or GBT Competitor, as the case may be, to comply with Sections 2.08(e)(ii)(A)(i)-(iv) above, or (z) if Amex reasonably demonstrates that any of the requirements set forth in Sections 2.08(e)(ii)(A)(i)-(iv) above cannot be met in full, then Amex Group may proceed without meeting the requirements which Amex demonstrates cannot be met; provided, that if Amex Group proceeds under the foregoing clause (z), in no event shall Amex Group provide any lead received from GBT Group to such Acquired GBT Competitor Designated Company or GBT Competitor, as the case may be.

(B) (i) GBT Group may share Designated Services leads with any Designated Company that is (x) not and is not owned or controlled by a Designated Amex Competitor and (y) is not known by GBT, following reasonable inquiry (including, without limitation, directly asking the applicable Designated Company), to own a proprietary Payment Products platform, product, service or solution at the time GBT Group, as applicable, enters into a commercial agreement for lead sharing related to Designated Services with such Designated Company, even if such Designated Company at a later date acquires or develops a proprietary Payments Products platform, product, service or solution.

(ii) If, from and after the Amendment No. 1 Effective Date, GBT Group seeks to (1) renew (or permit auto-renewal of) or enter into a new contract with any entity referred to in Section 2.08(e)(ii)(B)(i) above or (2) enter into a new contract with a Designated Company not referred to in Section 2.08(e)(ii)(B)(i) above that offers a third-party non-proprietary Payment Products platform, product, service or solution (any such Person in clauses (1) or (2) above, a “Restricted Designated Company Offeror”), GBT Group shall: (w) provide Amex with notice thereof that such Designated Company is a Restricted Designated Company Offeror; provided, however, that with respect to any new Restricted Designated Company Offeror (i.e., not an existing GBT Group counterparty), GBT Holdco shall provide such notice promptly upon becoming aware that such counterparty is a Restricted Designated Company Offeror following reasonable due diligence (including, without limitation, directly asking the applicable Designated Company whether it is owned or controlled by a Designated Amex Competitor); (x) use reasonable best efforts to include Amex in partnership discussions between GBT Group and such Restricted Designated Company Offeror; and (y) reasonably cooperate with Amex Group and each of GBT Holdco and Amex Group shall use commercially reasonable efforts to negotiate that such Restricted Designated Company Offeror use Amex Group as its preferred Payment Products provider. Regardless of whether Amex Group becomes the Payment Product provider for such Restricted Designated Company Offeror, if, from and after the Amendment No. 1 Effective Date, GBT Group executes a new or renewed agreement that includes lead sharing (including permitting auto-renewal thereof), as applicable, with such Restricted Designated Company Offeror which requires such Restricted Designated Company Offeror not to offer, promote or market any Business Travel Services (as defined in the Trademark License Agreement) of GBT Competitors to any GBT Group customers introduced by GBT to such Restricted Designated Company Offeror pursuant thereto, GBT Group shall, as of the effective date of such new or renewed agreement (including auto-renewal thereof), contractually require such Restricted Offeror not to offer, promote or market any non-Amex Group Payment Product to such GBT Group customers introduced by GBT Group to such Restricted Designated Company Offeror pursuant to such agreement. Additionally, if the applicable agreement that includes lead sharing between GBT Group and such Restricted Designated Company existing as of the Amendment No. 1 Effective Date requires such Designated Company not to offer, promote or market any platform, product, service or solution of GBT Competitors to any GBT Group customers introduced by GBT Group to such Designated Company pursuant thereto, GBT Group shall use commercially reasonable efforts to modify such existing agreement that includes lead sharing to require such Designated Company not to offer, promote or market any non-Amex Group Payment Products to such GBT Group customers introduced by GBT Group to such Designated Company pursuant such agreement that includes lead sharing. For the avoidance of doubt, any agreement that includes lead sharing between GBT Group and a Designated Company or Restricted Designated Company Offeror modified pursuant to this Agreement may permit such Designated Company or Restricted Designated Company Offeror to implement a non-Amex Group Payment Product platform, product, service or solution for any customers introduced thereto by GBT Group only if expressly requested by such customer.

(iii) (A) If GBT Group offers, promotes or markets any Designated Services of a Designated Company and such Designated Company merges with, is acquired by or otherwise engages in a business combination transaction with a Designated Amex Competitor (the resulting entity, an “Acquired Amex Competitor Designated Company”), subject to the terms of this Section 2.08(e)(ii)(B)(iii)(A) and Section 2.08(e)(ii)(B)(iii)(C) below, GBT Group shall wind down such efforts and cease offering, promoting and marketing such Designated Services as soon as reasonably practicable after the closing date of such merger, acquisition or transaction; provided, however, that in no event shall GBT Group be required to breach any existing contract or agreement in effect as of the closing of such merger, acquisition or other business combination transaction. Notwithstanding the foregoing, GBT Group may continue offering certain leading Designated Services of an Acquired Amex Competitor Designated Entity from and after the closing of such merger, acquisition or transaction if: (w) GBT reasonably determines in good faith that the failure to offer such Designated Services would materially adversely impact GBT Group’s existing client relationships or GBT Group’s ability to compete for Business Travel Services and expense business, (x) GBT provides written notice to the Executive Partnership Forum within a reasonable period of time after becoming aware of such proposed merger, acquisition or transaction between a Designated Amex Competitor and such Designated Company and in no event not less than 45 days of GBT acquiring knowledge of the closing of such proposed merger, acquisition or transaction; and (y) GBT Group complies with the terms and conditions mutually agreed by the Executive Partnership Forum pursuant to Section 2.08(e)(ii)(B)(iii)(C) below under which GBT Group may continue offering such Designated Services offered by such Acquired Amex Competitor Designated Entity hereto following such closing; provided, however, that the Executive Partnership Forum shall not impose unreasonable terms and conditions related to offering such Designated Services or otherwise prohibit GBT Group from offering such Designated Services.

(B) Subject to the terms of this Section 2.08(e)(ii)(B)(iii)(B) and Section 2.08(e)(ii)(B)(iii)(C) below, GBT Group may not offer, promote or market to any Client or any Potential Client any Designated Services of any Designated Amex Competitor, including, for the avoidance of doubt, through any pilot or similar test program. Notwithstanding the foregoing, if a Designated Amex Competitor develops a leading Designated Services product, GBT Group may offer such Designated Services of such Designated Amex Competitor if: (w) GBT reasonably determines in good faith that the failure to offer such Designated Services would materially adversely impact GBT Group’s existing client relationships or GBT Group’s ability to compete for Business Travel Services and expense business, (x) GBT provides written notice to the Executive Partnership Forum within a reasonable period of time after making the determination set forth in the preceding clause (w); and (y) GBT Group complies with the terms and conditions mutually agreed by the Executive Partnership Forum pursuant to Section 2.08(e)(ii)(B)(iii)(C) below under which GBT Group may offer such Designated Services offered by such Designated Amex Competitor; provided, however, that the Executive Partnership Forum shall not impose unreasonable terms and conditions related to offering such Designated Services or otherwise prohibit GBT Group from offering such Designated Services.

(C) Upon receiving the notice set forth in clause Section 2.08(e)(ii)(B)(iii)(A)(x) or Section 2.08(e)(ii)(B)(iii)(B)(x) above, the Executive Partnership Forum shall align on reasonable and appropriate terms pursuant to which GBT Group may offer the Designated Services of such Acquired Amex Competitor Designated Company or Designated Amex Competitor, as the case may be, including, but not limited to: (y) amending any lead sharing contracts between GBT Group and such Acquired Amex Competitor Designated Company or Designated Amex Competitor, as the case may be, to comply with Sections 2.08(e)(ii)(B)(i) and (ii) above, or (z) if GBT reasonably demonstrates that any of the requirements set forth in Sections 2.08(e)(ii)(B)(i) and (ii) above cannot be met in full, then GBT Group may proceed without meeting the requirements which GBT demonstrates cannot be met; provided, that if GBT Group proceeds under the foregoing clause (z), in no event shall GBT Group provide any lead received from Amex Group to such Acquired Amex Competitor Designated Company or Designated Amex Competitor, as the case may be.

(f) For the avoidance of doubt, nothing in this Agreement shall prevent Amex Group from (A) receiving leads from any Person, including any GBT Competitor, (B) subject to Section 2.08(e)(ii), sharing leads that are not Covered Services with any Person, or (C) sharing leads that are Covered Other Services or Other Business Travel Services with any Person other than a GBT Competitor.

(g) This Section 2.08 shall terminate only as follows:

(i)	By mutual agreement of the Parties in writing;

(ii)	By Amex in its sole discretion; provided, that in connection with any such termination pursuant to this Section 2.08(g)(ii), Amex’s obligation to exclusively share leads with GBT Holdco pursuant to Section 2.08(e) shall survive until otherwise terminated in accordance with this Section 2.08(g);

(iii)	In the event that the Trademark License Agreement is terminated pursuant to Sections 8.4(a)(i), 8.4(a)(ii), 8.4(a)(iv), 8.4(a)(ix) or 8.4(a)(x), at Licensor’s election in its sole discretion, (x) on the effective date of the expiration or termination of the Trademark License Agreement or (y) upon the earlier of: (A) the date that is one (1) year following the effective date of termination of the Trademark License Agreement or (B) the last day of the Initial Term or the then-current Renewal term of the Trademark License Agreement, as applicable, without giving effect to such earlier termination of this Agreement;

(iv)	In the event that the Trademark License Agreement expires pursuant to its terms or is terminated pursuant to Section 8.4(a)(iii), Section 8.4(a)(v), Section 8.4(a)(vi), Section 8.4(a)(vii), Section 8.4(a)(viii) or Section 8.6 thereof, upon the effective date of such expiration or termination of the Trademark License Agreement; or

(v)	Absent any termination as set forth in the foregoing clauses (i), (ii), (iii) or (iv), upon the later of: (A) expiration or earlier termination of the Trademark License Agreement and (B) expiration or earlier termination of this Agreement.

12.           Amendments to Section 2.10. Section 2.10 of the Agreement is hereby amended and restated in its entirety as follows:

“Not more than once in any twelve (12) month period (or twice in any twelve (12) month period with respect to Sections 2.01) and upon reasonable prior notice, each Party shall afford to the other Party (or Agents reasonably appointed by such Party) and their auditors access to the books and records that are reasonably necessary to enable the audit of the other Party’s obligations under this Agreement, and shall provide reasonable cooperation and assistance to the other Party (or such Agents); provided, however, that such audit, investigation, and preparation of responses shall not unreasonably or adversely impact regular operations and business, shall be conducted during normal business hours and on advance written notice (and subject to execution of any customary access letters); and provided, further that Amex’s obligations under this Section 2.10 shall be limited to the books and records of the GCS Business and any other books and records of Amex Group reasonably agreed by Amex to be material to the obligations of Amex being audited. Neither Party shall be required to disclose records or other information contrary to the direction of law enforcement or regulators, or that such Party believes compromises or violates its confidentiality obligations, legal privileges, or the security of its services or systems. Each Party shall bear its own costs in connection with any audit pursuant to this Section 2.10; provided that if a material breach by the audited party is discovered in connection with any such audit, the audited party shall reimburse the auditing party for the auditing party’s reasonable, out of pocket costs, including attorney’s fees in connection with such audit.”

13.           Amendments to Article II.

(a)	Article II of the Agreement is hereby amended by inserting a new Section 2.11 immediately following Section 2.10 therein, as follows:

“Executive Partnership Forum. The Parties hereby agree to establish the Executive Partnership Forum. The Executive Partnership Forum shall meet no less frequently than once per calendar quarter and shall be responsible for (a) establishing the timing for deliverables with respect to, and ensuring that appropriate resources from each Party are committed to driving the initiatives set forth in Section 2.12 and (b) resolving Disputes in accordance with Schedule III and as otherwise provided under any Related Agreement. The members of the Executive Partnership Forum may mutually agree to create one or more sub-committees comprised of the Parties’ representatives to meet with any frequency, as needed. For the avoidance of doubt, the Executive Partnership Forum shall continue with members having the appropriate subject matter expertise until the expiration of the term of any Related Agreement, except as otherwise agreed between the Parties. In the event the Executive Partnership Forum does not reach an agreement as to any matter under its purview, such matter shall be resolved in accordance with Section 9.04(a).”

(b)	Article II of the Agreement is hereby amended by inserting a new Section 2.12 immediately following Section 2.11 therein, as follows:

“Section 2.12 Growth Opportunities. During the Term, GBT Group and Amex Group shall use commercially reasonable efforts to collaborate with the other Party on mutually beneficial growth opportunities on mutually beneficial commercial terms. In order to effect the foregoing, as promptly as reasonably practicable following the Amendment No. 1 Effective Date, the Parties shall develop an ongoing three (3) year strategic partnership product roadmap focused on creating joint customer value, prioritizing mutual initiatives and closing competitive capability gaps. Such roadmap may be amended from time to time by mutual agreement of GBT Holdco and Amex. Such roadmap shall include detailed twelve (12) month investment guidelines and a project plan that will be agreed between the Parties prior to the fourth quarter of each calendar year preceding each such twelve (12) month period. The progress and activity for such partnership and roadmap shall be monitored by the Executive Partnership Forum.

Each of the Parties shall use commercially reasonable efforts to drive the following initiatives:

(a)	product integrations, joint solution development, data sharing, and mutual lead generation. For purpose of illustration, opportunities could include centralized travel payment capabilities, an integrated travel booking and payment offering in the small- and medium-sized enterprise segment, leveraging the Amex Membership Rewards Program in a more expansive way to drive loyalty and reward behavior, or joint sustainability solutions;

(b)	provide notice of the planned design or development of any product or service with an identified application to Covered Services, which shall be communicated to the other Party through the Executive Partnership Forum. The Parties shall cooperate in good faith to design and develop mutually beneficial products or services identified as having an application to the Covered Services. In furtherance of the foregoing, each of the GBT Group and Amex Group shall make available to the other Party and allow such Party to use any such products and services it develops (including those developed by Amex Group for or with a GBT Competitor or those developed by GBT for an Amex Competitor), subject to each Party’s respective compliance with the applicable terms and conditions of use for such products and services. Amex shall provide reasonable prior notice to GBT Holdco through the Executive Partnership Forum in the event the Amex Group intends to launch products and/or services with any GBT Competitor, and, if GBT Holdco elects, Amex Group shall also launch such products and/or services with GBT Holdco on mutually agreeable terms within a reasonable period of time following such launch with such GBT Competitor. Amex Group shall not enter into any agreements with any GBT Competitor for the development and delivery of any Covered Services which provide that such GBT Competitor will be the exclusive partner of Amex Group for such products or services or otherwise prohibit Amex Group from entering into similar agreements or partnerships with GBT Holdco for the development and delivery of such Covered Services. For the avoidance of doubt, the foregoing shall not prevent: (x) Amex Group from creating or integrating products or services if requested by a Client that has a relationship, partnership or agreement with or that is a GBT Competitor. If a Client of Amex Group makes an unsolicited request to Amex Group to launch or develop a product or service in a manner that is inconsistent with the requirements of this subsection (b), Amex Group shall be permitted to comply with the terms of that specific request for such Client.

(c)	improvement of the Parties’ lead generation partnership globally and joint customer account retention and expansion, intended to increase the quantity and quality of the leads provided by each Party to the other Party which in the aggregate generates more respective value to the Parties than in 2019. The Parties will agree to annual lead sharing targets and monitor progress in the Executive Partnership Forum with the objective of maximizing growth opportunities, driving growth in key countries identified by the Parties and increasing brand loyalty, in each case taking into account GBT Group’s inorganic growth and acquisition activity since 2019. Each Party’s sales organization will be monetarily incentivized by such Party to generate leads for the other Party and monitor progress toward equivalent value exchange; and

(d)	investment by GBT Holdco and Amex in the Amex Membership Rewards Program through integrations into GBT Holdco’s channels in an amount that is commensurate with GBT Holdco’s investments in Amex Membership Rewards Program points and promotions.”

14.           Amendments to Section 3.01. Section 3.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Each Party shall maintain complete and detailed financial, administrative and other books and records relating to this Agreement until the later of (a) one (1) year following the expiration or termination of this Agreement and (b) one (1) year following the period of continuing performance under Article VI; provided, that each Party shall maintain complete and detailed financial, administrative and other books and records relating to its obligations under Section 2.08 for one (1) year following the expiration or termination of Section 2.08 as provided for in Section 2.08(g).”

15.           Amendments to Section 6.01. Section 6.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Unless earlier terminated pursuant to Section 6.02, Section 6.03, Section 6.04 or Section 9.10, this Agreement shall terminate on the eleventh (11th) anniversary of the Amendment No. 1 Effective Date (the “Term”) unless extended by mutual written agreement of the Parties.”

16.           Amendments to Section 6.04.

(a)	Section 6.04(b) of the Agreement is hereby amended and restated in its entirety as follows:

“If (i) any Amex Competitor listed in subsection (i) of Schedule IV at any time becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than twenty percent (20%) of the equity securities or voting power of GBT Holdco, (ii) any Amex Competitor listed in subsection (ii) of Schedule IV at any time becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than thirty percent (30%) of the equity securities or voting power of GBT Holdco or (iii) the GBT Group enters into a Contract with an Amex Competitor other than a Contract in the ordinary course of business, which Contract is consistent with the Payment Provider Obligations (as defined in the Trademark License Agreement).

(b)	Section 6.04(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Amex elects to terminate the Agreement in accordance with Sections 8.5(a) or 8.5(b) of the Trademark License Agreement.”

(c)	Each of Sections 6.04(d) and 6.04(e) of the Agreement is hereby amended and restated in its entirety as follows:

“Intentionally Omitted.”

17.           Amendments to Section 6.05. Section 6.05(b) of the Agreement is hereby amended and restated in its entirety as follows:

“The following provisions of this Agreement shall survive the termination of this Agreement: Section 1.01, Section 1.02, Section 2.01(c), Section 2.01(d)(i), Section 2.01(e), Section 2.01(j), Section 2.03(c) (except for clause (iii)(B) thereof) only to the extent provided for under Section 2.08(g), Section 2.08 only to the extent provided for under Section 2.08(g), Section 2.10, Section 3.01, Section 3.02, Section 6.05, Article V, Article VIII, and Article IX.”

18.           Amendments to Section 8.03. Section 8.03 of the Agreement is hereby amended by inserting a new clause (c) as follows:

“(c) Notwithstanding anything else in this Agreement to the contrary, including Section 8.03(a), neither this Section 8.03 nor any other provision of this Agreement shall limit or otherwise affect payment of the Liquidated Damages Payment (as defined in the Trademark License Agreement) by GBT Holdco or its designated Affiliate as and when payable in accordance with the Trademark License Agreement.”

19.           Amendments to Section 9.03.

(a)	The notices information provided for “Amex” in Section 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

“American Express Travel Related Services Company, Inc.

American Express Tower

World Financial Center

New York, New York 10285-3500

Attn: President, Global Commercial Services

With an informational copy to:

General Counsel’s Office

American Express Travel Related Services Company, Inc.

American Express Tower

World Financial Center

New York, New York 10285-4900

Attn: Managing Counsel – Global Commercial Services

(b)	The notices information provided for “GBT Holdco” in Section 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

“GBT Travel Services UK Limited

5 Churchill Place

Canary Wharf, London

E14 5HU, England

Attention: General Counsel’s Office

With an informational copy to:

GBT Travel Services UK Limited

c/o GBT US LLC

666 3rd Avenue

Fourth Floor

New York, New York 10172

Attention: General Counsel’s Office”

(c)	The notices information provided for, and the obligation to provide an informational copy of any notice to, “Juweel Investors Limited” shall be deleted in its entirety.

20.           Amendments to Section 9.04.

(a)	Section 9.04(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Without limitation to either Party’s right to seek equitable relief pursuant to Section 9.04(f) and other than with respect to any Disputes arising out of or related to Section 2.08 (other than Sections 2.08(e), 2.08(f) and 2.08(g)), which, in each case, need not be subject to the procedures set forth in Schedule III, and subject to the last sentence of Section 9.04(f), the Parties agree that Schedule III shall apply to the resolution of any and all disputes, claims or controversies arising out of or related to this Agreement, including any Claims under any Applicable Law (“Disputes”). Any Disputes that remain unresolved following completion of the escalation process in Schedule III shall be submitted to mediation. If a Dispute is not resolved through mediation within forty-five (45) days from such submission, it shall be submitted for binding arbitration upon the demand of either Party. Any mediation and/or arbitration shall take place in the State of New York, New York County, and shall be administered by, and pursuant to the rules of, the American Arbitration Association or JAMS, upon the election of the Party asserting the Dispute. In the event of any inconsistency between this Section 9.04 and any rule of the arbitration organization, this Section 9.04 will control. Except as otherwise provided for herein, neither Party will have the right to litigate Disputes.”

(b)	Section 9.04(f) of the Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 9.05, either Party shall have the right to seek equitable relief (i) in arbitration to enforce the status quo, and (ii) in a court to enforce the confidentiality provisions set forth in Article V (clauses (i) and (ii), the “Specified Circumstances”). In the Specified Circumstances, (a) the Parties shall be entitled to seek appropriate equitable relief in addition to whatever remedies they might have at Law (without being required to post a bond or other security, which requirements the Parties agree to waive) and (b) each of the Parties hereby waives any defense in any action for equitable relief that a remedy at Law would be adequate. For the avoidance of doubt, nothing in this Section 9.04 shall prevent either Party from seeking an injunction against the unauthorized use or disclosure of that Party’s or its Affiliates’ Intellectual Property or Confidential Information in accordance with Article V. Notwithstanding anything herein or otherwise to the contrary, nothing in this Agreement shall limit, or otherwise affect Amex’s rights and remedies set forth in the Trademark License Agreement, including with respect to any breach of the Payment Provider Obligations (as defined in the Trademark License Agreement), including Amex’s right to seek injunctive relief, terminate this Agreement and/or obtain payment of the Liquidated Damages Payment (as defined in the Trademark License Agreement) in each case to the extent provided for under the Trademark License Agreement.

21.           Amendments to Section 9.11. Section 9.11 of the Agreement is hereby amended and restated in its entirety as follows:

(a)	“Subject to Section 9.11(b), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, and any such attempted assignment shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(b)	Either Party may assign this Agreement or its rights or obligations hereunder or delegate the performance of its obligations hereunder to any of its Affiliates to perform the obligations upon written notice to the other Party, provided, however, that (i) such assignment shall not in any manner limit or affect assignor’s obligations hereunder; (ii) such assignment shall be valid for so long as such assignee remains an Affiliate of the assigning Party; and (iii) such assignee may not assign the rights or obligations hereunder to any other party. Notwithstanding the foregoing, in no event may GBT Holdco assign any of its rights or obligations or delegate the performance of its obligations hereunder to any Affiliate that is an Amex Competitor, as that term is defined herein or in any Related Agreement. In the event that any Affiliate of GBT Holdco becomes the primary operating company through which the business of GBT Holdco and its Affiliates is conducted, including as a result of any reorganization, or restructuring of GBT Holdco and its Affiliates, GBT Holdco shall, in each such case, ensure that proper provision shall be made so that any such successor Person, shall expressly assume the obligations of GBT Holdco under this Agreement.”

22.           Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

23.           Miscellaneous. The provisions set forth in Sections 1.02, 9.02-9.07, 9.11 and 9.13 and Schedule I (in each case, as amended hereby, to the extent applicable) of the Agreement shall be incorporated herein by reference and shall apply to this Amendment mutatis mutandis. Except as expressly set forth herein: (i) the Agreement remains unmodified and in full force and effect and (ii) this Amendment shall not be deemed to extend or modify any date or deadline set forth in the Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment No. 1 Effective Date by their respective officers thereunto duly authorized.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.:

By:
Name:
Title:

GBT III B.V.:

By:
Name:
Title:

GBT TRAVEL SERVICES UK LIMITED:

By:
Name:
Title:

[Signature Page – Amendment No. 1 to Global Commercial Services Operating Agreement]